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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-43369, No. 333-43371, No. 333-37331, No. 333-09447, No. 33-31538, No. 33-43210, No. 33-43211, No. 33-50461, No. 33-50465, No. 33-50467, No. 33-50459, No. 33-56219, No. 333-49722, No. 333-70280, No. 333-102041 and No. 333-114767 on Form S-8 and in Registration Statement No. 333-97199 on Form S-3 of our reports dated February 23, 2005, relating to the financial statements and financial statement schedules of The New York Times Company and management's report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of The New York Times Company for the year ended December 26, 2004.

/s/ Deloitte & Touche LLP
New York, New York
February 23, 2005

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM